[LOGO OF CENTRUE FINANCIAL CORPORATION]

Exhibit 99.1

NEWS RELEASE

October 9, 2003

For Immediate Release

CENTRUE FINANCIAL CORPORATION

310 South Schuyler Avenue P.O. Box 3 Kankakee, IL 60901-0003	(815) 937-4440 Fax: (815) 937-3674

For more information contact:

James M. Lindstrom

Chief Financial Officer

CENTRUE FINANCIAL ANNOUNCES MERGER COMPLETION

BOARD OF DIRECTORS AUTHORIZES 2-FOR-1 STOCK SPLIT

AND SHARE REPURCHASE PROGRAM

Kankakee, Illinois (October 9, 2003) – Centrue Financial Corporation (AMEX:KNK), formerly known as Kankakee Bancorp, Inc., announced today the completion of its merger with Aviston Financial Corporation. The company will operate as Centrue Financial Corporation and trade on the American Stock Exchange under the ticker symbol “CFF” as of October 10, 2003. Centrue Financial also announced today that its board of directors approved a 2-for-1 stock split and a share repurchase program. Stockholders will receive one additional common share for every share held on the record date of October 20, 2003. Following the Aviston share exchange and the stock split, Centrue Financial will have 2,565,614 shares outstanding. The company will initiate a share repurchase program of up to 20%, or approximately 500,000 shares of its common stock.

Under the terms of the merger agreement, each share of Aviston has been converted into the right to receive 0.707 shares of Centrue Financial common stock. Letters of transmittal regarding the procedures to exchange Aviston common stock for Centrue Financial common stock will be sent to former Aviston stockholders in the near future.

“By completing this merger, we have achieved an important milestone in the 108 year history of the bank,” said Michael A. Griffith, Chairman of Centrue Financial. “We are poised to continue consolidating banking and thrift franchises to build the premier financial institution in central Illinois and contiguous markets.”

The additional shares from the common stock split will be mailed or delivered on or about October 31, 2003 by the company’s transfer agent, LaSalle Bank. The share repurchase program will begin immediately and will continue for a period of twelve months, but may be suspended or discontinued at any time. The timing and amount of any shares repurchased will be determined by Centrue Financial’s management based on its evaluation of market conditions and other factors.

“We believe that the stock split will make Centrue Financial stock more accessible to a broader base of investors and is intended to improve trading liquidity,” said Thomas A. Daiber, Chief Executive Officer of Centrue Financial. “The share repurchase program is a part of our continuing strategy to reinvest excess capital generated by our operations to drive stockholder returns. Additionally, share repurchases can help eliminate the dilutive effect of employee stock options.”

Centrue Financial Corporation and Centrue Bank are headquartered in Kankakee, Illinois, which is 60 miles south of downtown Chicago. In addition to its main office, the Bank operates seventeen branches in eight counties. Centrue Financial was formed through the merger of Kankakee Bancorp, Inc. and Aviston Financial Corporation on October 9, 2003. Centrue Bank has total assets of more than $600 million and 192 employees.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.